UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934

Date of Report: December 31, 2023
(Date of earliest event reported)
SUN COMMUNITIES, INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland				1-12616	38-2730780
(State of Incorporation)				Commission file number	(I.R.S. Employer Identification No.)

27777 Franklin Rd.	Suite 300,	Southfield,	Michigan		48034
(Address of Principal Executive Offices)					(Zip Code)
(248) 208-2500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	SUI	New York Stock Exchange

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement
Effective December 31, 2023, Sun Communities, Inc. (the “Company”), as general partner of its operating subsidiary Sun Communities Operating Limited Partnership (“SCOLP”), entered into the Twelfth Amendment to the Fourth Amended and Restated Agreement of Limited Partnership of SCOLP (the “Partnership Amendment”). The Partnership Amendment created a new class of preferred OP units named Series L Preferred Units.

The Series L Preferred Units provide for quarterly distributions on the $100.00 per unit issue price of 3.5% per year. Subject to certain limitations, each Series L Preferred Unit will be exchangeable at any time after its issuance date into that number of shares of the SCOLP’s common OP units (the “Common Units”) equal to the quotient (the “Series L Exchange Rate”) obtained by dividing $100.00 by $160.00 (the “Series L Conversion Price”) (as such ratio is subject to adjustment for certain capital events). Each Common Unit is exchangeable for one share of the Company’s common stock (the “Common Stock”). The Series L Preferred Units rank (i) senior to SCOLP’s outstanding Common Units and Series A-3 Preferred Units, and (ii) junior to all other series of SCOLP’s outstanding preferred OP Units and all other partnership units that specifically provide that they will rank senior to the Series L Preferred Units. SCOLP will have the right to cause the holders of Series L Preferred Units to exchange the Series L Preferred Units into Common Units at the Series L Exchange Rate (as such ratio is subject to adjustment for certain capital events) (i) at any time after the fifth anniversary of the issuance date of the Series L Preferred Units or (ii) if, at any time the trading price of the Company’s Common Stock for each of the preceding 60 trading days is equal to or greater than 120% of the Series L Conversion Price.

The foregoing description of the Partnership Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Partnership Amendment, a copy of which is attached hereto as Exhibit 10.1, and the terms of which are incorporated by reference herein.

Item 3.02	Unregistered Sales of Equity Securities
Effective December 31, 2023, SCOLP issued 20,000 Series L Preferred Units at an issuance price of $100 per unit. All of the Series L Preferred Units were issued as consideration for the initial holders’ contribution of certain assets to SCOLP.

The issuance by SCOLP of the Series L Preferred Units was made in reliance upon the exemption from registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended.

The description of the exchange rights applicable to Series L Preferred Units set forth in Item 1.01 above is incorporated herein by reference.

The Company has agreed to use its commercially reasonable efforts to register the resale of the shares of Common Stock underlying the Series L Preferred Units within 180 days after December 31, 2023.

Item 9.01	Financial Statements and Exhibits

(d)        Exhibits.

Exhibit No.	Description
10.1*	Twelfth Amendment to Agreement of Limited Partnership of Sun Communities Operating Limited Partnership, dated December 31, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Certain schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K because such schedules and exhibits do not contain information which is material to an investment decision or which is not otherwise disclosed in the filed agreements. The Company will furnish the omitted schedules and exhibits to the SEC upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SUN COMMUNITIES, INC.
Dated: January 3, 2024	By:	/s/ Fernando Castro-Caratini
Fernando Castro-Caratini, Executive Vice President, Chief Financial Officer, Secretary and Treasurer